Exhibit 99.1

AuthenTec Updates Business Outlook

MELBOURNE, Fla., September 7, 2008 – AuthenTec (NASDAQ: AUTH), the world’s leading provider of fingerprint sensors and solutions, today updated revenue estimates for the third quarter and fiscal year 2008 and reported the loss of a 2009 design-in opportunity at a significant PC customer.

Based on order trends and discussions with customers, AuthenTec now expects third quarter 2008 revenue to range between $18.2 million and $18.5 million and fiscal year 2008 revenue to range between $69 million and $71 million. This represents an increase from the $15.1 million reported in the third quarter of 2007 and $52.3 million reported for fiscal year 2007. The Company attributes the reduction in estimated revenue to an overstocked inventory position at a new customer and the impact of lower than expected sales of higher-end notebooks, which are more likely to be equipped with a fingerprint sensor as a standard or optional feature.

Corresponding with the revised revenue estimate, the Company now expects third quarter 2008 non-GAAP earnings per share to range between $0.03 per diluted share to $0.04 per diluted share.

Additionally, AuthenTec has been notified by a significant PC customer that it does not presently plan to use AuthenTec’s fingerprint sensors in its next design cycle in late 2009. AuthenTec anticipates an impact to its sales will occur in the second half of 2009. The business of this customer represented approximately 40 percent of AuthenTec’s revenue in the second quarter of 2008 and is expected to represent approximately 30 to 35 percent of the Company’s revenue in the third quarter of 2008. AuthenTec remains a supplier to this customer and will continue to aggressively compete for future opportunities.

Conference Call Information:

AuthenTec will host a conference call at 8:00 a.m. Eastern Time (ET), Monday, September 8, 2008. Investors and analysts may join the conference call by dialing 800.291.5365 and providing the participant pass code 22506970. International callers may join the teleconference by dialing 617.614.3922 and using the same pass code. A replay will be available beginning two hours after conclusion of the call and will be available until midnight ET on Wednesday, September 10, 2008. The replay number is 888-286-8010, with a confirmation code of 25958983. International callers interested in listening to the replay should dial 617-801-6888 and use the same pass code. A live web cast (voice only) of the conference call will be accessible from the Investor section of the Company’s web site at investors.authentec.com. Following the live web cast, an archived version will be available on AuthenTec’s web site.

Use of Non-GAAP Financial Metrics:

To supplement AuthenTec’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation and charges related to changes in the fair value of warrants for preferred stock. AuthenTec uses the above non-GAAP financial measures internally to understand, manage and evaluate the business. Management believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures in order to assess the performance of continuing operations and for planning and forecasting in future periods. The presentation of these non-GAAP measures is intended to provide investors with an understanding of the Company’s operational results and trends that enables them to analyze the base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. AuthenTec believes the presentation of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. Investors are encouraged to review the reconciliation of all non-GAAP financial measures to the comparable GAAP results. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the filings made from time to time with the Securities and Exchange Commission.

Forward Looking Statements:

This quarterly financial results press release contains statements relating to expected future results and business trends that are based upon AuthenTec’s current estimate, expectations, and projections about the industry, and upon management’s beliefs, and certain assumptions AuthenTec has made. These statements are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “guidance,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “prospects,” “outlook,” “forecast,” and variations of these words or similar expressions are intended to identify “forward-looking statements.” In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are “forward-looking statements.” Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, the Company’s actual results may differ materially and adversely from those expressed in any “forward-looking statement” as a result of various factors. These factors include, but are not limited to: demand for, and market acceptance of, new and existing fingerprint sensors in the PC and wireless markets, general market conditions, the Company’s ability to secure design wins for enterprise and consumer laptops and wireless devices, the adoption of AuthenTec’s sensors in desktops and PC peripherals, the rate at which the Company increases its activity and opportunities in the wireless market, and additional opportunities in various markets for applications that might use AuthenTec’s products, and changes in product mix, as well as other risks detailed from time to time in its SEC filings, including those described in AuthenTec’s annual report on Form 10-K filed with the SEC on February 29, 2008. These “forward-looking statements” are made only as of the date hereof, and the Company undertakes no obligation to update or revise the “forward-looking statements,” whether as a result of new information, future events or otherwise.

About AuthenTec:

With more than 35 million sensors sold worldwide, AuthenTec is the world leader in providing fingerprint authentication sensors and solutions to the high-volume PC, wireless device, and access control markets. AuthenTec’s award-winning sensors take full advantage of The Power of Touch® by utilizing the company’s patented TruePrint technology to deliver the most convenient, reliable and cost-effective means available for enabling touch-powered features that extend beyond user authentication.

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